Exhibit 10.1

FURTHER AGREEMENT REGARDING PROJECT ICELAND

THIS FURTHER AGREEMENT REGARDING PROJECT ICELAND (this “Agreement”) dated as of October 17, 2007 by and among I-Flow Corporation, a Delaware corporation (the “Seller”), InfuSystem, Inc., a California corporation (the “Company”), HAPC, Inc., a Delaware corporation (the “Buyer”) and Iceland Acquisition Subsidiary, Inc., a Delaware corporation (the “Acquisition Sub”), is entered into with reference to the following:

WHEREAS, the Seller, the Company, the Buyer and the Acquisition Sub entered into that certain Stock Purchase Agreement dated as of September 29, 2006, as amended to date (the “SPA”) and capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the SPA;

WHEREAS, the Seller, the Company, the Buyer, the Acquisition Sub, Sean D. McDevitt and Philip B. Harris entered into that certain Acknowledgement and Agreement Regarding Stock Purchase Agreement and Guaranty dated as of October 8, 2007 (the “Acknowledgement”);

WHEREAS, the Buyer intends to adjourn its previously convened Buyer Stockholders’ Meeting until a date that is after the Termination Date, in an effort to increase the likelihood that the Stockholder Approval will be obtained, because HAPC and its Board believe such approval to be in the best interests of the HAPC Shareholders;

WHEREAS, the Seller may in its discretion purchase shares of common stock of the Buyer from one or more third parties in privately negotiated or market transactions (to which the Buyer would not be party) to increase the likelihood that the Stockholder Approval will be obtained (the “Seller Purchase”); and

WHEREAS, in connection with the SPA and the Acknowledgement, the parties hereto wish to agree as to certain matters.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto acknowledge and agree as follows:

1. Termination Fee. Because the Stockholder Approval will not be obtained on or prior to the Termination Date, and pursuant to Section 2(d) of the Acknowledgement, the Termination Fee of $3,000,000.00 will be unconditionally due and owing to the Seller on the Termination Date (October 22, 2007) and will be paid to the Seller in accordance with the terms of the Acknowledgement. Such non-refundable Termination Fee shall be paid to the Seller regardless of whether or not the transactions contemplated by the SPA are successfully consummated.

2. Agreement Not to Terminate SPA. The parties hereto agree not to terminate the SPA pursuant to its terms prior to November 1, 2007.

3. Waiver re Buyer Stockholders’ Meeting. The Seller hereby waives the Buyer’s obligations pursuant to Section 2(b) of the Acknowledgement relating to the re-convening of the Buyer Stockholders’ Meeting on October 19, 2007. Notwithstanding the foregoing, the Seller reserves the right, and the Buyer re-affirms the Seller’s right, to cause the Buyer Stockholders’ Meeting to be concluded at a later specified date on or after November 1, 2007 pursuant to Section 1 of the Acknowledgement, should the Seller deem it desirable to do so.

4. Buyer Proxy Supplement. The Seller shall inform the Buyer of a Seller Purchase. The Buyer agrees to promptly prepare, file with the Securities and Exchange Commission (the “SEC”) and deliver to its stockholders (in any event no later than October 19, 2007) a supplement to the Proxy Statement disclosing any Seller Purchase of more than 5% of the outstanding shares of the Buyer’s Common Stock, and the Company Proxy Information contained in such supplement shall be in a form acceptable to the Seller. The Seller shall have no liability or responsibility for the contents of such supplement that are not Company Proxy Information. The Seller represents to the Buyer, and the Seller acknowledges that the Proxy Supplement will state, that it is the present intention of the Seller to vote any shares of Common Stock obtained in a Seller Purchase in favor of the acquisition proposal (as defined in the Buyer’s proxy statement).

5. Prompt Liquidation of Trust. In the event that the Seller makes a Seller Purchase of more than 5% of the outstanding shares of the Buyer’s Common Stock and the SPA is terminated for any reason on or after November 1, 2007, the Buyer shall, within 15 days after such termination, adopt a specific plan of dissolution and liquidation for recommended approval by the Buyer’s stockholders. The Buyer shall file a preliminary proxy statement with the SEC setting out such plan of dissolution and liquidation within 30 days after such termination of the SPA, and will use all reasonable and diligent efforts to thereafter finalize such proxy statement and secure stockholder approval of such plan as soon as practicable.

6. Registration Statement. If deemed advisable by the Seller in connection with a dividend to the Seller’s stockholders of the shares acquired pursuant to any Seller Purchase, the Buyer shall prepare and file (and use commercially reasonable efforts to maintain the effectiveness of) a registration statement for such distribution to the Seller’s stockholders and/or the resale by such stockholders of such shares. In addition, normal and customary piggy-back registration rights will be included in the Promissory Note Documents.

7. No Change in Control Agreements. The Buyer represents and warrants to the Seller that neither the Buyer nor any subsidiary has in effect (a) any shareholder rights plan, or (b) any agreement with any person or entity that provides for providing of severance or other benefit based upon ownership by a person or group of more than a specified percentage of the Buyer’s issued and outstanding capital stock.

8. IPO Shares. Except as specifically described in the Buyer’s Second Supplement to its Proxy Statement, as filed with the SEC on October 16, 2007, no shares which are not “IPO Shares” (as defined in the Buyer’s current Certificate of Incorporation, as amended to date) have been transferred by the original purchasers thereof. All shares of the Buyer’s common stock which are currently available for purchase and sale in public or private transactions are IPO Shares.

9. Miscellaneous. The General Provisions of Article XI of the SPA are hereby incorporated and shall also apply to the Acknowledgment.

10. No Amendments to SPA or Acknowledgement. Except as expressly set forth herein, the provisions of the SPA and the Acknowledgement shall remain in full force and effect in accordance with their terms.

IN WITNESS WHEREOF, the Seller, the Company, the Buyer, and the Acquisition Sub have caused this Agreement to be executed as of the date first written above.

I-FLOW CORPORATION

By:	/s/ Donald M. Earhart
Name: Donald M. Earhart
Title: Chairman, CEO and President

INFUSYSTEM, INC.

By:	/s/ James J. Dal Porto
Name: James J. Dal Porto
Title: CEO

HAPC, INC.

By:	/s/ John E. Voris
Name: John E. Voris
Title: CEO

ICELAND ACQUISITION SUBSIDIARY, INC.

By:	/s/ John E. Voris
Name: John E. Voris
Title: CEO

SIGNATURE PAGE

AGREEMENT REGARDING TERMINATION